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                                                                     EXHIBIT 8.2

                    [LETTERHEAD OF KPMG PEAT MARWICK LLP]

September 8, 1997

Board of Directors
Staten Island Bancorp, Inc.
Board of Trustees
Staten Island Savings Bank
15 Beach Street
Staten Island, New York 10304

Dear Board Members:

You have requested the opinion of KPMG Peat Marwick LLP ("KPMG") as to the New York State Franchise Tax on Banking Corporations, New York City Banking Corporation Tax, New York State and City personal income tax consequences relating to the proposed conversion of Staten Island Savings Bank from a federally chartered mutual savings bank to a federally chartered stock savings bank (Stock Bank) and the formation of Staten Island Bancorp, Inc. which will acquire all of the outstanding stock of Stock Bank.

You have submitted to us a copy of the federal income tax opinion ("Federal Opinion") relating to the federal income tax consequences of the proposed transaction prepared by your counsel, Elias, Matz, Tiernan & Herrick L.L.P. and dated July 25, 1997.

Our opinion regarding the New York State Franchise Tax on Banking Corporations, New York City Banking Corporation Tax, New York State and City personal income tax consequences of the proposed transaction is based on the same facts, assumptions and conditions contained in the Federal Opinion. It is also based on existing New York State Tax Law and New York City Administrative Code which is subject to change. We have not reviewed the legal documents necessary to effectuate the steps to be undertaken, and we assume that all steps will be properly effectuated under state and federal law and will be consistent with the legal documentation.

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Board of Directors
Board of Trustees
September 8, 1997



                          NEW YORK STATE TAX OPINION


In our opinion, the New York State Franchise and New York State personal income tax consequences of the proposed transaction are consistent with the federal income tax consequences of the proposed transaction opined upon in the Federal Opinion.

For purposes of the Franchise tax the State of New York has adopted federal taxable income (Internal Revenue Code Sec. 63), as currently amended, as the starting point for computing New York entire net income (NYS Tax Law Sec.
1453). Franchise tax terms are defined in relation to the Internal Revenue Code of 1986, as amended. Taxpayers are required to use federal taxable income as the starting point for the computation of entire net income.

Several specific modifications to federal taxable income are enumerated in the New York Tax Law and the Banking Corporation Regulations in determining income taxable for New York State franchise tax purposes, however there are no specific modifications which apply to the proposed transaction (see New York State Tax Law Article 32, Sections 1453 (b) through (m) and Regulation Sections 18-2.3, 18-2.4 and 18-2.5 of the Franchise Tax on Banking Corporations).

The State of New York has adopted federal adjusted gross income (IRC Sec. 62), as currently amended, as the starting point for computing New York taxable income (NYS Tax Law Sec. 612) for personal income tax purposes. Income tax terms are defined in relation to the Internal Revenue Code of 1986, as amended.

Several specific modificatons to federal taxable income are enumerated in the New York Statutes in determining income taxable for New York State personal income tax purposes, however there are no specific modifications which apply to the proposed transaction (see New York State Tax Law Article 22, Sections 612
(b) through (t) and Regulation Sections 112.2 through 112.13 of the Personal Income Tax).

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Board of Directors
Board of Trustees
September 8, 1997


                           NEW YORK CITY TAX OPINION

In our opinion, the New York City Banking Corporation Tax and New York City personal income tax consequences of the proposed transaction are consistent with the federal income tax consequences of the proposed transaction opined upon in the Federal Opinion.

For purposes of the Banking Corporation Tax the City of New York has adopted federal taxable income (Internal Revenue Code Sec. 63), as currently amended, as the starting point for computing New York entire net income (Admin. Code Sec. 11-641). Banking Corporation Tax terms are defined in relation to the Internal Revenue Code of 1986, as amended. Taxpayers are required to use federal taxable income as the starting point for the computation of entire net income.

Several specific modifications to federal taxable income are enumerated in the New York Banking Corporation Tax and the Banking Corporation rules in determining income taxable for New York City income tax purposes, however there are no specific modifications which apply to the proposed transaction (see New York City Admin. Code Sections 11-641 (b) through (k) and Rules Sections 3-03(b)(2), 3-03(b)(3), 3-03(b)(4) and 3-03(b)(5) of the Banking Corporation
Tax).

The City of New York has adopted federal adjusted gross income (IRC Sec. 62), as currently amended, as the starting point for computing New York taxable income (NYC Admin. Code Sec. 11-1712) for personal income tax purposes. Income tax terms are defined in relation to the Internal Revenue Code of 1986, as amended.

Several specific modifications to federal taxable income are enumerated in the New York Statutes in determining income taxable for New York City personal income tax purposes, however there are no specific modifications which apply to the proposed transaction (see New York City Admin. Code Chapter 17, Sections 11-1712(b) through (t) and New York State Personal Income Tax Regulations Section 112.2 through 112.13).

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Board of Directors
Board of Trustees
September 8, 1997

The City of New York imposes an earnings tax on nonresidents on the wages earned and net earnings from self employment within the City. The City has adopted the federal definition of wages (IRC Section 3401) and the federal definition of net earnings from self employment (IRC Section 1402) for computing the earnings tax on nonresidents (NYC Admin. Code Section 11-1901(e) and (f)). There are no modifications by the City to the federal definitions and there are no modifications which apply to the proposed transaction.

                             LIMITATIONS ON OPINION

Our opinion as expressed above is rendered only with respect to the New York State Franchise Tax on Banking Corporations and New York City Banking Corporation Tax, New York State and City personal income tax consequences of specific matters discussed herein, and we express no opinion with respect to any other New York State or City franchise, income or transfer tax matter or any other federal, state, local or foreign tax matter relating to the proposed transaction or legal aspect of the offering. Our opinion is based on the facts and conditions as stated herein, whether directly or by reference to the Federal Opinion. It is expressly understood and agreed to by Staten Island Savings
Bank, Stock Bank, and Staten Island Bancorp, Inc. that KPMG is relying solely on the Federal Opinion in all respects relating to the federal tax consequences of the matters described herein. KPMG has not independently verified the accuracy of any fact, representation, opinion or other matter contained in the Federal Tax Opinion and should any fact, representation, opinion or other matter addressed therein not be correct, it could cause the New York State and City franchise and income tax opinion contained herein to also be incorrect. If any of the facts and conditions are not entirely complete or accurate, it is imperative that we be informed immediately, as the inaccuracy or incompleteness could have a material effect on our conclusions. In rendering our opinion, we are relying upon the relevant provisions of the Internal Revenue Code of 1986, as amended, and New York State and City Statutes, as amended, the regulations and rules thereunder and judicial and administrative interpretations thereof, which are subject to change or modification by subsequent legislative, regulatory, administrative, or judicial decisions. Any such changes could also have an effect on the validity of our opinion. We undertake no responsibility to update or supplement our opinion after its issuance. This opinion is not binding upon any tax authority or any court and no assurance can be given that a position contrary to that expressed herein will not be asserted by a tax authority and ultimately sustained by a court.
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Board of Directors
Board of Trustees
September 8, 1997

We consent to the inclusion of this opinion as an exhibit to the Form AC and Form S-1 Registration Statement for Staten Island Bancorp, Inc. and the references to and summary of this opinion in such Form AC and Form S-1 Registration Statement.

Very truly yours,

/s/ KPMG Peat Marwick LLP

John A. Pileski
Partner

JAP:mac